UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT Pursuant to Section 13 Or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 28, 2021

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Image Sensing Systems, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-26056	41-1519168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Spruce Tree Centre, Suite 400, 1600 University Avenue West, St. Paul, Minnesota	55104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (651) 603-7700

(Former name or former address, if changed since last report.)

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Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	ISNS	The Nasdaq Capital Market
Preferred Stock Purchase Rights	ISNS	The Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 7 – Regulation FD

Item 7.01  Regulation FD Disclosure

On April 29, 2021, Image Sensing Systems, Inc. (“ISNS”) issued a press release announcing that its Board of Directors has approved the following actions:

•         The implementation of a holding company reorganization (the “Reorganization”);

•         The initiation of a quarterly cash dividend to common shareholders of $0.12 per share of common stock on May 20, 2021 to shareholders of record at the close of business on May 10, 2021; and

•         A stock buyback program under which ISNS may repurchase up to 200,000 shares of common stock.

Holding Company Reorganization.  The holding company will be named Autoscope Technologies Corporation (“Autoscope”), which will become the new parent corporation for ISNS and will replace ISNS as the public company trading on the Nasdaq Stock Market.  Upon the consummation of the Reorganization, each outstanding share of ISNS’s common stock would automatically convert into shares of common stock of Autoscope on a one-for-one basis. Accordingly, each shareholder of ISNS will own the same number of shares of Autoscope’s common stock that such shareholder owns of ISNS’s common stock immediately before the Reorganization. Each share of Autoscope common stock will have the same designations, rights, powers, and preferences and the same qualifications, limitations, and restrictions as the shares of ISNS common stock immediately before the Reorganization. The Reorganization will be implemented pursuant to Section 302A.626 of the Minnesota Business Corporation Act, which permits the creation of a holding company through a merger with a direct or indirect wholly-owned subsidiary of the constituent corporation without shareholder approval.  It is anticipated that the Reorganization would be a tax-free transaction for U.S. federal income tax purposes for ISNS and its shareholders.  Subject to obtaining required approvals or any other intervening developments, ISNS expects to consummate the Reorganization during the second quarter of 2020.

Andrew T. Berger will transition from Executive Chairman of ISNS to becoming the Chief Executive Officer of Autoscope, which will have the same members of the Board of Directors as ISNS.

            Dividend.  Also in the press release on April 29, 2021, ISNS announced that its Board of Directors approved a quarterly cash dividend of $0.12 per share.  The dividend will be payable on May 20, 2021 to shareholders of record as of the close of business on May 10, 2021. Although ISNS intends to pay quarterly dividends for the foreseeable future, subsequent dividends will continue to be reviewed quarterly and declared by the Board at its discretion.

            Stock Buyback Program.  ISNS announced in the press release on April 29, 2021 that its Board had authorized a stock buyback program under which ISNS may repurchase up to 200,000 shares of its outstanding common stock.  Shares may be repurchased from time to time in open market purchases, private transactions or other transactions. The timing, volume and nature of share repurchases will be at the sole discretion of management and will depend on market conditions, applicable securities laws and other factors, and the repurchases may be suspended or discontinued at any time. Under the stock repurchase program, ISNS may repurchase shares in open-market purchases in accordance with all applicable securities laws and regulations, including Rule 10b-18 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). No assurance can be given that any particular number of shares of common stock will be repurchased.

            A copy of ISNS’s press release announcing the Board’s approval of the Reorganization, the dividend, and the stock repurchase program is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

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Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits. The following exhibit is being “furnished” in accordance with Item 7.01 of this Current Report on Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing:

99.1  Press Release, dated April 29, 2021, of Image Sensing Systems, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 29, 2021	Image Sensing Systems, Inc.

	By:	/s/ Frank G. Hallowell
Frank G. Hallowell
Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated April 29, 2021 of Image Sensing Systems, Inc.

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